EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Koolbridge Solar, Inc.

Wrightsville Beach, NC

We hereby consent to the use of our report dated March 23, 2016 (except for Note 2 to which the date is July 27, 2016) on the financial statements of Koolbridge Solar, Inc. for the years ended December 31, 2015 and 2014, included herein on this registration statement of Koolbridge Solar, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

October 12, 2016